Exhibit 21

SUBSIDIARIES OF MULTI-COLOR CORPORATION

Subsidiary	Jurisdiction of Incorporation	Ownership Percentage
Collotype Labels Argentina SA	Argentina	100%
Collotype BSM Labels Pty	Australia	100%
Collotype International Holdings Pty Limited	Australia	100%
Collotype iPack Pty Limited	Australia	100%
Multi-Color (Barossa) Pty. Limited	Australia	100%
Multi-Color (Griffith) Pty. Limited	Australia	100%
Collotype Labels International Pty Limited	Australia	100%
Multi-Color Corporation Australia Pty Limited	Australia	100%
Labelmakers Wine Division Pty Limited	Australia	100%
Magnus Donners Pty Limited	Australia	100%
Multi-Color (QLD) Pty Limited	Australia	100%
Multi-Color (SA) Pty Limited	Australia	100%
Multi-Color Australia Acquisition Pty Limited	Australia	100%
Multi-Color Australia Finance Pty Limited	Australia	100%
Multi-Color Australia Holdings Pty Limited	Australia	100%
Multi-Color (WA) Pty. Limited	Australia	100%
Multi-Color Montreal Canada Corporation	Canada	100%
CM Holdings Ltd.	Cayman	100%
Arcagraf Servicios Graficos Limitada	Chile	100%
Collotype Label (Chile) S.A.	Chile	100%
Collotype Label (Etiprak) S.A.	Chile	100%
Multi-Color Chile S.A.	Chile	100%
Etiprak Productora de Etiquetas Limitada	Chile	100%
MCC Investments Chile Ltd	Chile	100%
Collotype Labels Chile SA	Chile	100%
Guangzhou Super Serigraph Electronics Co. Ltd	China	60%
Multi-Color Package Printing Co., Ltd.	China	100%
MCC Port-Sainte-Foy France	France	100%
MCC Epernay France SAS	France	100%
MCC Montagny France SAS	France	100%
Financiere Barat SAS	France	100%
Gironde Imprimerie Publicite	France	30%
MCC Lyon France SAS	France	100%
MCC Saint-Emilion France SAS	France	100%
Multi Color France Holding SAS	France	100%
Presses d’Aquitaine SAS	France	100%
MCC Bordeaux France SAS	France	100%
PT Multi Color Jakarta Indonesia	Indonesia	80%
Cashin Printing Services Limited	Ireland	100%
Collotype Labels Ireland Limited	Ireland	100%
HM Investments Limited	Ireland	100%
Multi-Color Labels Ireland Limited	Ireland	100%
New Era Packaging Holdings Limited	Ireland	100%

New Era Packaging Ireland Limited	Ireland	100%
System Label Limited	Ireland	100%
Tandheapley Holdings Limited	Ireland	100%
Tealside	Ireland	100%
Centro Stampa Holding Srl	Italy	100%
Collotype Labels Italia SpA	Italy	100%
Multi Color Italian Holding Srl	Italy	100%
Doukoban Marketing Sdn Bhd	Malaysia	60%
S.E. Printing (M) Sdn Bhd	Malaysia	60%
S.E. Slimbright Sdn Bhd	Malaysia	60%
Super Box (Malaysia) Sdn Bhd	Malaysia	100%
Super Enterprise Holdings Berhad	Malaysia	100%
MCC Labels (Kuala Lumpur) Sdn. Bhd.	Malaysia	100%
MCC Labels (Penang) Sdn. Bhd.	Malaysia	100%
MCC Labels Industries (Kuala Lumpur) Sdn. Bhd.	Malaysia	100%
Super Labels Sdn Bhd	Malaysia	100%
MCC Labels Enterprise (Penang) Sdn. Bhd	Malaysia	100%
Zenith Action Sdn Bhd	Malaysia	100%
Zenith Pioneer (M) Sdn Bhd	Malaysia	100%
Multi Color Global Label SA de CV	Mexico	100%
Multi-Color Label Corp. Mexico SA Guadalajara	Mexico	100%
MCC Labels1 Netherlands, B.V.	Netherlands	100%
MCC LABL2 Netherlands, B.V.	Netherlands	100%
MCC Mexico 3 Holding B.V.	Netherlands	100%
MCC Mexico 4 Holding B.V.	Netherlands	100%
S.E. Industries (Philippines) Inc.	Philippines	100%
MCC Polska SA	Poland	100%
Multi-Color Glasgow Scotland Limited	Scotland	100%
Multi-Color Clydebank Scotland Limited	Scotland	100%
John Watson (Holdings) Ltd	Scotland	100%
Labelgraphics (Holdings) Ltd.	Scotland	100%
Labelgraphics (Scotland) Ltd.	Scotland	100%
MCC Scotland Holdings Ltd.	Scotland	100%
Collotype Labels International (RSA) Pty Limited	South Africa	100%
MCC Label Paarl South Africa	South Africa	100%
Collotype Labels Espana, S.L.	Spain	100%
Collotype Labels Suisse Sa	Switzerland	100%
Q Label Holding Sarl	Switzerland	100%
S.E. Industries (Thailand) Inc.	Thailand	100%
Multi-Color Daventry England Ltd	United Kingdom	100%
System Label UK Limited	United Kingdom	100%
Cameo Sonoma Limited	USA (California)	100%
Collotype Labels USA Inc.	USA (California)	100%
Adhesion Intermediate Holdings, Inc.	USA (Delaware)	100%
Asheville Acquisition Corporation LLC	USA (Delaware)	100%
Chilean Label Corp Holdings, LLC	USA (Delaware)	100%
Industrial Label Corporation	USA (Delaware)	100%
LabelCorp Holdings, Inc	USA (Delaware)	100%

LabelCorp International LLC	USA (Delaware)	100%
LabelCorp Management, Inc.	USA (Delaware)	100%
LSK Label, Inc.	USA (Delaware)	100%
M Acquisition, LLC	USA (Delaware)	100%
MCC-Finance 2 LLC	USA (Delaware)	100%
MCC-Finance LLC	USA (Delaware)	100%
Multi-Color Australia, LLC	USA (Delaware)	100%
PSC Acquisition Company, LLC	USA (Delaware)	100%
York Tape & Label, LLC	USA (Delaware)	100%
Laser Graphic Systems, Incorporated	USA (Kentucky)	100%
MCC-Norway, LLC	USA (Michigan)	100%
MCC Mexico Holdings 2 LLC	USA (Ohio)	100%
MCC-Batavia, LLC	USA (Ohio)	100%
MCC-Dec Tech, LLC	USA (Ohio)	100%
MCC-Mexico Holdings 1 LLC	USA (Ohio)	100%
MCC-Norwood, LLC	USA (Ohio)	100%
MCC-Troy, LLC	USA (Ohio)	100%
MCC-Uniflex, LLC	USA (Ohio)	100%
MCC-Wisconsin, LLC	USA (Ohio)	100%
Southern Atlantic Label Co., Inc.	USA (Virginia)	100%